Consent of KPMG Peat Marwick LLP


   The Board of Directors
   Firstar Corporation:

   We consent to use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.


                                                 KPMG PEAT MARWICK LLP

   Milwaukee, Wisconsin
   April 12, 1995